Exhibit 99.1

Slinger Announces Official Closing of GAMEFACE.AI Acquisition

GAMEFACE.AI’s industry-leading sports AI technology enhances Slinger’s internal capabilities to develop consumer and B2B products for its key sports across its ‘Watch, Play, Learn’

commercial strategy

BALTIMORE, Feb 8, 2022 (GLOBE NEWSWIRE) — Slinger® (OTCQB: SLBG), a leading connected sports technology company, today announced the finalization of its acquisition of GAMEFACE.AI (www.gameface.ai), an award-winning artificial intelligence (AI) technology provider for sports.

“We are thrilled to officially close our GAMEFACE.AI acquisition and look forward to the near-term release of our Slinger tennis app, powered by their AI analysis engine,” said Mike Ballardie, CEO of Slinger. “This app will be truly unique in the sports market, starting with tennis, by bringing analysis to the individual and going well beyond traditional, undifferentiated coaching, content or video apps. GAMEFACE.AI’s technology is applicable throughout our product roadmap, and we intend to deploy it across our future products in tennis and new verticals, as well as in new markets such as sports betting and big data analysis. With GAMEFACE, we are well positioned to be at the forefront of the data and AI adoption that is occurring across all levels of sport.”

Recognized by FIFA, the World Football Summit Asia, and MIT’s Sloan Sports Analytics Conference for the accuracy of its technology, GAMEFACE.AI’s platform delivers both technical (biomechanics) and tactical (strategy) insights through its camera-agnostic AI video platform, meaning that it does not rely on expensive or proprietary hardware for its analysis or data capture – it can be done through any mobile phone or camera.

With the AI market in sports set to grow at a rate of almost 30% per year over the next five years1 and the overall sports analytics market set to reach $5.2 billion by 2025,2 Slinger will be capable of delivering the insights and data desired by today’s consumer and required by media companies, sports organizations, and betting platforms. Powered by GAMEFACE.AI’s team and technology, Slinger will enhance its existing products as well as develop and scale new technologies for tennis and other sport verticals. The company is also focused on securing partnerships with leading commercial video and data providers in sport.

“We are excited for the year ahead as we work with Mike and the Slinger team to prove ourselves as a leading connected sports company, powered by proven AI that creates insights and data desired and required by today’s sports consumer, as well as partners,” said Jalal Shaik, Co-Founder and CEO of GAMEFACE.AI.

ENDS

1 https://www.mordorintelligence.com/industry-reports/artificial-intelligence-market-in-sports

2 https://www.marketdataforecast.com/market-reports/sports-analytics-market

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For Slinger media inquiries, please contact the press office at press@slingerbag.com 443-407-7564

Slinger® is a leading connected sports company focused on delivering innovative, game improvement technologies and equipment across tennis and other ball sports. Slinger® enhances the skill and enjoyment levels of players of all ages and abilities and is initially focused on building its brand within the global tennis market, through its Slinger Bag® Tennis Ball Launcher and Accessories. Slinger has underpinned its proof of concept with over $250M of retail value in global distribution agreements for the Slinger Bag®. Led by CEO Mike Ballardie, the former Prince CEO and Wilson EMEA racquet sports executive, Slinger® is disrupting what are traditional global sports markets with its patented, highly transportable, and affordable Slinger Bag® Launcher and its suite of connected app and SaaS services.

GAMEFACE.AI extracts fast, accurate and relevant performance insights for sports through its AI and machine learning software. With a focus on the high-performance sports market, GAMEFACE.AI enables athletes and coaches to perform better and improve faster, while also equipping betting, data companies and sports leagues with rich and meaningful real-time data for enhanced production and fan engagement capabilities. Its technology platform has been recognized at leading industry events such as the MIT Sloan Sports Analytics Conference, the World Football Summit Asia, and in 2019 they ranked as one of the best optical tracking systems benchmarked on FIFA EPTS (Electronic and Performance Tracking Systems) standards.

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